                                                             Exhibit (D)(13)(v)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                                        MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND(1)                                                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)
---------------                                       -------------------------------------------------------------------
                                                                                     CLASS
                                                      -------------------------------------------------------------------
                                                       A        B        C        I        M        O        Q        R
                                                      ----     ----     ----     ----     ----     ----     ----     ----
ING Diversified International Fund(2, 3)
Initial Term Expires March 1, 2007                    0.35%    1.10%    1.10%    0.10%     N/A      N/A      N/A     0.60%

    Total Expense Limit including expenses of
    the underlying investment companies               1.65%    2.40%    2.40%    1.40%     N/A      N/A      N/A     1.90%

ING Emerging Countries Fund
Initial Term Expires March 1, 2006                    2.25%    2.90%    2.90%    1.75%    2.65%     N/A     2.15%     N/A

ING Emerging Markets Fixed Income Fund
Initial Term Expires March 1, 2007                    1.25%    2.00%    2.00%    1.00%     N/A      N/A      N/A      N/A

ING Foreign Fund
Initial Term Expires March 1, 2006                    1.95%    2.70%    2.70%    1.60%     N/A      N/A     1.85%     N/A

ING Global Bond Fund
Initial Term Expires March 1, 2008                    0.90%    1.65%    1.65%    0.61%     N/A      N/A      N/A      N/A

ING Global Real Estate Fund
Initial Term Expires March 1, 2007                    1.75%    2.50%    2.50%    1.50%             1.75%

ING Global Value Choice Fund
Initial Term Expires March 1, 2006                    1.85%    2.50%    2.50%    1.50%     N/A      N/A     1.75%     N/A

ING Index Plus International Equity Fund
Initial Term Expires March 1, 2007                    1.15%    1.90%    1.90%    0.90%     N/A      N/A      N/A      N/A


                                                                        MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND(1)                                                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)
---------------                                       -------------------------------------------------------------------
                                                                                     CLASS
                                                      -------------------------------------------------------------------
                                                       A        B        C        I        M        O        Q        R
                                                      ----     ----     ----     ----     ----     ----     ----     ----
ING International Capital Appreciation Fund
Initial Term Expires March 1, 2007                    1.50%    2.25%    2.25%    1.25%     N/A      N/A      N/A      N/A

ING International Fund
Initial Term Expires March 1, 2006                    2.75%    3.50%    3.50%    2.50%     N/A      N/A     2.75%     N/A

ING International SmallCap Fund
Initial Term Expires March 1, 2006                    1.95%    2.60%    2.60%    1.40%     N/A      N/A     1.85%     N/A

ING International Value Choice Fund
Initial Term Expires March 1, 2006                    1.70%    2.45%    2.45%    1.45%     N/A      N/A      N/A      N/A

ING Precious Metals Fund
Initial Term Expires March 1, 2006                    2.75%     N/A      N/A      N/A      N/A      N/A      N/A      N/A

ING Russia Fund
Initial Term Expires March 1, 2006                    3.35%    4.10%     N/A      N/A      N/A      N/A      N/A      N/A

                                                                            HE
                                                                         -------
                                                                              HE

Effective Date: August 14, 2006

----------

1 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2 The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

3 The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.


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